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                                                                      Exhibit 3
                                     BYLAWS
                                       OF
                               BANCORPSOUTH, INC.



                               ARTICLE I. OFFICES

                  The principal office of BancorpSouth, Inc. (the "Corporation") shall be located in the City of Tupelo, County of Lee, State of Mississippi. The Corporation may have such other offices either within or without the State of Mississippi, as the Board of Directors may designate or as the business of the Corporation may require from time to time.


                              ARTICLE II. MEETINGS

SECTION 1.  General

                  All meetings of the shareholders of the Corporation shall be held at the such place (either within or without the state), date and time as may be set forth in these bylaws or as shall be determined from time to time by the Board of Directors; and the place, date and time of such meeting shall be stated in the notice and call of the meeting.

SECTION 2.  Annual Meeting

                  An annual meeting of the shareholders of the Corporation shall be held during the third, fourth or fifth month following the end of the Corporation's fiscal year on such date as may be fixed by resolution of the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting. If the election of directors is not held on the date determined by the Board of Directors for any annual meeting, or at any adjournment of such meeting, the Board of Directors shall call a special meeting of the shareholders as soon as conveniently possible thereafter. At such special meeting the election of directors shall take place and such election and any other business transacted thereat shall have the same force and effect as if transacted at an annual meeting duly called and held.

SECTION 3.  Special Meeting

                  Special meetings of the shareholders, unless otherwise required by law, may be called at any time by the Chief Executive Officer or Secretary and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors or of shareholders owning not less than a majority (51%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such written request


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must state the purpose or purposes for which the meeting is called and the person or persons calling the meeting.

SECTION 4.  Notice of Meeting

                  Written notice stating the place, day and hour of the meeting, and in case of special meeting the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer and/or President, the Secretary, or the officer or persons calling the meeting, to each shareholder or record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation with postage paid thereon.

SECTION 5.  Fixing of Record Date

                  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, of in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting in which event the Board of Directors shall fix a new record date.

SECTION 6.  Voting List

                  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to notice of a meeting of shareholders or any adjournment thereof, arranged by voting group (and within each voting group by class or series of shares), and in alphabetical order, with the address of and the number of shares held by each shareholder. The list shall be available for inspection beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the principal office of the Corporation and shall be subject to inspection on written demand by any shareholder, his agent or attorney at any time during regular business hours. Such list shall also be available at the time and place of the meeting and shall be subject



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to the inspection of any shareholder, his agent or attorney during the time of the meeting or any adjournment. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any meeting of shareholders.

SECTION 7.  Quorum

                  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that two-thirds of the shares entitled to vote shall constitute a quorum for the transaction of business at a special meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the Restated Articles of Incorporation of the Corporation or applicable law requires a greater number of affirmative votes. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business for that meeting and for any adjournment thereof, unless a new record date must be set for that adjourned meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8.  Proxies

                  At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of execution, unless otherwise provided in the appointment form.

SECTION 9.  Voting of Shares

                  Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders.

SECTION 10.  Voting of Shares by Certain Holders

                  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision as the board of directors of such corporation may determine.

                  Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy without a transfer of such shares into his name.




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                  Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  Shares of its own stock owned by the Corporation or by any other corporation, the majority of whose voting shares are owned, directly or indirectly, by the Corporation, shall not be voted at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, except for any shares of the Corporation which are held in a fiduciary capacity.

SECTION 11.  Nominations for Director

                  At least forty-five (45) days prior to the date of the meeting of shareholders at which directors are to be elected, the Board of Directors, or a nominating committee appointed by the Board, shall nominate candidates for election to the Board of Directors to be elected at such meeting. Any shareholder who desires to recommend for nomination, intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than the candidates proposed by the Board or a nominating committee thereof) shall deliver written notice to the Chief Executive Officer of the Corporation not less than ninety (90) days prior to the date of such meeting. Such written notice shall contain the following information to the extent known by the nominating shareholders: the name and address of each proposed nominee; the principal occupation of each proposed nominee; the name and residence address of the notifying shareholder; and the number of shares owned by the notifying shareholder. Any nomination for director by a shareholder not made in accordance with the provisions of this section shall be disregarded by the presiding officer of the meeting, and upon his instructions all votes cast for each such nominee shall be disregarded.

SECTION 12.  Action by Shareholders Without Meeting

                  Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 13.  Presiding Officer

                  Meetings of the shareholders shall be presided over by the Chief Executive Officer of the Corporation, or if he is not present, by an officer ranking at least as high as Vice President, or if neither the Chief Executive Officer nor such an officer is present, by a chairman



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to be chosen by a majority of the shareholders entitled to vote at such meeting.
The Secretary of the Corporation or an Assistant Secretary as designated by the Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.

SECTION 14.  Conduct of Meetings

                  Meetings of shareholders generally shall follow accepted rules of parliamentary procedure subject to the following:

                  (a) The chairman of the meeting shall have absolute authority over the matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, he shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

                  (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

                  (c) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

                  (d) A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

                  (e) Subject to the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule, and except as the chairman may permit, no matter shall be presented to the meeting which has not been submitted for inclusion in the agenda at least thirty (30) days prior to the meeting.




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                         ARTICLE III. BOARD OF DIRECTORS

SECTION 1.  General Powers

                  The business and affairs of the Corporation shall be managed by the Board of Directors.

SECTION 2.  Number and Tenure of Directors and Qualifications

                  The number of directors of the Corporation shall be not less than nine (9) nor more than twenty-four (24) directors. Each director shall hold office for the term provided in the Restated Articles of Incorporation, and until his successor shall have been elected and qualified. At each annual meeting of shareholders, the shareholders shall elect directors to hold office for the term provided in the Restated Articles of Incorporation, and the Chairman, or the Secretary of the meeting shall notify the directors-elect of their election. Each and every director of this Corporation must be the owner, in his or her own right, of unencumbered stock therein in the amount of at least two hundred dollars ($200.00) par value.

SECTION 3.  Regular Meetings

                  Following (but not necessarily on the same date as) the annual meeting of the shareholders, the Board of Directors shall convene, for the purpose of an organizational meeting, organizing the new Board and electing Board officers, electing the officers of the Corporation and transacting such other business as may properly come before the meeting.

                  All meetings of the Board of Directors shall be held at such place, date and time as may be set forth in these bylaws or as shall be determined from time to time by the Board of Directors; and the place, date and time of such meeting shall be stated in the notice and call of the meeting, provided, however, that in any event, the Board of Directors shall meet at least quarterly, in the months of January, April, July and October, including the annual meeting to be held in April.

SECTION 4.  Special Meetings

                  Special meetings of the Board of Directors shall be held at any time upon call of the Chief Executive Officer or on the written request of three (3) Directors or the Secretary.

SECTION 5.  Notice of Meetings

                  Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

                  Notice of special meetings of the Board of Directors shall be given verbally or in writing by the Secretary by mailing a copy of such notice to the known postal address of the



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director not less than two (2) days prior to the date of the meeting; and the place, date and time of the meeting shall be stated in the notice.

                  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting objects to holding the meeting or to the transaction of any business at the meeting and thereafter does not vote for or assent to action taken at the meeting.

                  The foregoing paragraphs of this Section 5 shall also apply to meetings of committees of the Board of Directors and their members, provided that notice of special meetings shall be given by or upon the authority of the chairman of such committee.

SECTION 6.  Quorum

                  The presence of not less than a majority of the whole Board of Directors, excluding any vacancies which may exist, shall be required at all regular and special meetings to constitute a quorum.

SECTION 7.  Manner of Acting

                  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8.  Action Without a Meeting

                  Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken shall be signed by all the directors. Any action taken by written consent shall be effective when the last director signs the consent, unless the consent specifies a different effective date.

SECTION 9.  Vacancies

                  Any vacancies occurring in the Board of Directors or any directorship to be filled by reason of an increase of the number of directors shall be filled by election at an annual meeting of shareholders or a special meeting of the shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

SECTION 10.  Removal from Office

                  Directors may be removed from office only for cause (as defined in the Restated Articles of Incorporation) at a special meeting of the shareholders called expressly for that purpose. Such removal shall be in accordance with the statutes of the State of Mississippi which set forth the methods to be followed in said removal procedure.




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SECTION 11.  Compensation

                  No stated salary shall be paid to directors for their services, but each director shall receive compensation, as may be determined from time to time by the Board of Directors for services on said Board for attendance at regular and committee meetings of the Board. Each director may be paid his expenses, if any, as determined from time to time by the Board of Directors.

SECTION 12.  Presumption of Assent

                  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless (a) he objects at the beginning of the meeting to holding it or to the transaction of business at the meeting,
(b) his dissent shall be entered in the minutes of the meeting, or (c) he delivers his written dissent to such action to the presiding officer of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 13.  Appointment of Committees

                  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution or in the Articles of Incorporation or the bylaws of the Corporation, shall have and may exercise all the authority of the Board of Directors, subject to such limitations as shall be prescribed by law.


                              ARTICLE IV. OFFICERS

SECTION 1.  Number

                  The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers (including Chairman of the Board) as may be deemed necessary may be elected from time to time by the Board of Directors. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 2.  Election and Term of Office

                  The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be done. Each



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officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or be removed in the manner hereinafter provided.

SECTION 3.  Removal

                  Any officer or agent may be removed by the Board of Directors, whenever in its judgement the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4.  Vacancies

                  A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5.  Chairman of the Board

                  The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman may direct the President or a senior officer to preside at any meeting of the Board or of the shareholders. The Chairman of the Board shall be an exofficio member of all committees of the Board of Directors, except for any committee which administers an employee benefit plan pursuant to the provisions of Rule 16b-3 promulgated under the Exchange Act, where such officer is an employer of the Corporation or any subsidiary of the Corporation, or where membership of such committee is prohibited by or inconsistent with applicable law, regulation or rules.

SECTION 6.  Chief Executive Officer

                  The Chief Executive officer (who shall be the Chairman of the Board if so designated by the Board of Directors or President) shall have general supervision of the policies and operations of the Corporation subject to the direction and control of the Board. The Chief Executive Officer shall direct the management of the Corporation and shall perform such other duties as may be assigned to him, from time to time, by the Board of Directors. He shall cause to be kept accurate books of account of the business of the Corporation which shall at all times be open to inspection of the directors. He shall render, or cause to be rendered, to the shareholders annual reports in writing of the business and condition of the Corporation, and similar reports to the Board of Directors at the regular meetings. The Chief Executive Officer shall have full power to sign, execute and deliver on behalf of the Corporation all papers necessary to be signed, executed and delivered in carrying on the business of the Corporation and such other papers as he may be directed to sign by the Board of Directors. The Chief Executive Officer shall be an ex-officio member of all committees of the Board of Directors, except for any committee which administers an employee benefit plan pursuant to the provisions of Rule 16b-3 promulgated under the Exchange Act, where such officer is an employer of the



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Corporation or any subsidiary of the Corporation, or where membership of such committee is prohibited by or inconsistent with applicable law, regulation or rules.

SECTION 7.  President

                  The President shall participate in the general supervision of the policies and operations of the Corporation subject to the direction and control of the Chief Executive Officer. He shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall have full power to sign, execute, and deliver on behalf of the Corporation all papers necessary to be signed, executed and delivered in carrying on the business of the Corporation and such other papers as he may be directed to sign by the Board of Directors. The President shall be a member of those committees of the Board of which he is appointed by the Board of Directors.

SECTION 8.  Vice President

                  In the absence of the President or in event of his death, inability or refusal to act, unless the Board of Directors has designated by resolution another officer (by title or by name), the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

SECTION 9.  Secretary

                  The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized and required by law; (d) keep a register of the postal address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer and/or the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

SECTION 10.  Treasurer

                  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and given receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected




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in accordance with the provisions of Article VI of these By-laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 11.  Salaries

                  The salaries of the Officers shall be fixed from time to time by the Board of Directors.


                           ARTICLE V. INDEMNIFICATION

SECTION 1. Indemnification Other Than in Actions by or in the Rights of the
           Corporation

                  Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent provided in the Restated Articles of Incorporation and by law. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed, in the case of conduct in his official capacity, to be in the best interests of the Corporation and in all other cases, that his conduct was not opposed to the Corporation's best interests or, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful.

SECTION 2. Indemnification in Actions by or in Right of the Corporation

                  Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to have



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breached his duty to the Corporation to discharge his duties in good faith and with the care which an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of the Corporation, unless and only to the extent that the court in which such action or suit has been brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

SECTION 3.  Expenses

                  To the extent that a person specified in Section 2 of this
Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article V hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 4.  Authorization of Indemnification

                  Any indemnification under Section 1 or 2 of this Article V hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the standard of conduct set forth in the applicable section. Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the Corporation) in a written opinion, or (c) by the holders of a majority of each class of stock outstanding.

SECTION 5.  Advancing of Expenses

                  Expenses incurred by a party to a proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the manner provided in
Section 4 of this Article V upon receipt of an undertaking by or on behalf of the payee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

SECTION 6.  Indemnification hereunder Not Exclusive

                  The indemnification provided herein shall not be deemed exclusive of any other rights to which a party seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.



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SECTION 7.  Insurance

                  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions hereof.

SECTION 8.  Mergers

                  For the purposes of Sections 1-7 of this Article V hereof, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions hereof with respect to the resulting or surviving corporation in the same capacity.


                ARTICLE VI. CONTRACT, LOANS, CHECKS AND DEPOSITS

SECTION 1.  Contracts

                  Any officer with the rank of Vice President or higher or as designated by the Board of Directors may enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2.  Loans

                  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3.  Checks, Drafts, etc.

                  All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by the Chief Executive Officer, President, Treasurer of the Corporation or an officer designated by the Board of Directors and in such manner as shall from time to time be determined by resolution of the Board of Directors.



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SECTION 4.  Deposits

                  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.


             ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.  Certificates for Shares

                  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer and/or President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the proper officers designated by the Board of Directors may prescribe.

SECTION 2.  Transfer of Shares

                  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the transfer agent of the Corporation, and on surrender for cancellation of the certificate of such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


                            ARTICLE VIII. FISCAL YEAR

                  The fiscal year of the Corporation shall begin on the first
(1st) day of January and end on the thirty-first (31st) day of December in each year.




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                              ARTICLE IX. DIVIDENDS

                  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Restated Articles of Incorporation.


                            ARTICLE X. CORPORATE SEAL

                  The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name the Corporation and the State of incorporation and the words, "Corporate Seal".


                          ARTICLE IX. WAIVER OF NOTICE

                  Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Restated Articles of Incorporation or under the provisions of the Mississippi Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                             ARTICLE XII. AMENDMENTS

                  These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.


Amended by the Board of Directors as of June 23, 1993.




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